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                                                                      EXHIBIT 16


                        [Letterhead of BDO Seidman, LLP]



January 2, 2001

Securities and Exchange Commission 450 5th Street N.W.
Washington, D.C. 20549


Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on January 2, 2001, to be filed by our former client, Novo Networks, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

BDO Seidman, LLP